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                                                                    EXHIBIT 21.1

                 LIST OF SUBSIDIARIES OF ARCADIA RESOURCES, INC.

Classic Healthcare Solutions, Inc., a New York corporation

RKDA, Inc., a Michigan corporation

SSAC, LLC, a Florida limited liability company

         d/b/a    ArcadiaRX
                  Arcadia Home Oxygen & Medical Equipment
                  Arcadia H.O.M.E.

Arcadia Services, Inc., a Michigan corporation

         d/b/a    Arcadia Technical Services
                  Careways, Inc.
                  Medco, Inc.
                  American Medequip
                  Temporary Health Care
                  Arcadia Services
                  Arcadia Health Care
                  Bestaff

Arcadia Health Services, Inc., a Michigan corporation

Arcadia Home Health Care Services, Inc. (f/k/a Arcadia Staff Resources, Inc.), a Michigan corporation

Grayrose, Inc., a Michigan corporation

         d/b/a    Contract Temporary Services
                  Somebody Sometime Temporary Services
                  BK Tool, Inc.
                  Somebody Sometime Contract Services
                  Somebody Sometime Temporary Help
                  Contract Staffing Services
                  Community Health Care Services

ASR Staffing, Inc., a Michigan corporation

Arcadia Health Services of Michigan, Inc., a Michigan corporation

         d/b/a    Arcadia Health Care
                  Metrostaff Health Care Services
                  Metrostaff Staffing Services
                  Metrostaff HHP Staffing

Arcadia Home Oxygen & Medical Equipment, Inc., a Michigan corporation

         d/b/a    Arcadia H.O.M.E.

Arcadia Employee Services, Inc., a Michigan corporation

Trinity Healthcare of Winston-Salem, Inc., a Georgia corporation

         d/b/a    Homelife Medical

Beacon Respiratory Services, Inc., a Delaware corporation

         d/b/a    Arcadia H.O.M.E.
                  Encore Respiratory
                  United Healthcare

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Beacon Respiratory Services of Georgia, Inc. a Delaware corporation

         d/b/a    Medical Equipment Company

Beacon Respiratory Services of Alabama, Inc. a Delaware corporation

         d/b/a    Arcadia H.O.M.E.

Beacon Respiratory Services of Colorado, Inc., a Delaware corporation

Critical Home Care, Inc., a Delaware corporation

American Oxygen and Medical Equipment, Inc., an Illinois corporation

         d/b/a    Arcadia H.O.M.E.
                  Madrid Medical
                  Remedy Therapeutics

Home Health Professionals, Inc., a Delaware corporation

Arcadia Healthcare Solutions, Inc., a Delaware corporation

         d/b/a    Sears Home Healthcare

Rite At Home Health Care Products, L.L.C., an Illinois limited liability company

         d/b/a    Rite at Home

Arcadia Products, Inc., a Delaware corporation

O2 Plus, Inc. a California corporation

PharmaMed, Inc., a California corporation

Arcadia Home Health Products, Inc., a Delaware corporation

PrairieStone Pharmacy, LLC, a Delaware limited liability company

         d/b/a    Daily Med Pharmacy

CareClinic, Inc., a Delaware corporation

CareClinic of Michigan, Inc., a Delaware corporation

CareClinic of Indiana, Inc., a Delaware corporation

Pinnacle Easy Care, LLC, a Nevada limited liability company

Lovell Medical Supply, Inc., a North Carolina corporation

Arcadia Home Mideast, Inc., a Delaware corporation

Arcadia Home Northeast, Inc., a Delaware corporation